UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2025

Silvaco Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42043	27-1503712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Silvaco Group Inc.
4701 Patrick Henry Drive, Building #23
Santa Clara, CA 95054
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 567-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SVCO	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As described in Item 5.07 below, Silvaco Group, Inc. (the “Company,” “we” or “us”) held its Annual Meeting of Stockholders on May 22, 2025 (the “Annual Meeting”). At the Annual Meeting, our stockholders approved an Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) to allow for the removal of directors by stockholders without cause. The Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware and became effective on May 28, 2025. The Amended and Restated Certificate of Incorporation eliminates the provision that directors can be removed only for cause.

In addition, following the approval of the Amended and Restated Certificate of Incorporation by our stockholders, the Board of Directors of the Company approved Amended and Restated Bylaws of the Company on May 22, 2025, to eliminate the “for cause” requirement for the removal of directors.

The above summary of the Amended and Restated Certificate and Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Certificate and the Amended and Restated Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.
On May 22, 2025, we held our Annual Meeting. On the record date of March 25, 2025, there were 28,804,876 shares of our common stock outstanding and entitled to vote at the Annual Meeting. The number of shares of common stock present at the beginning of the Annual Meeting, in person or by proxy, was 24,083,974 or approximately 83.61% of the outstanding shares. At the meeting, the following proposals were submitted to a vote of our stockholders, with the final voting results indicated below:

Proposal One: Election of Directors. Our stockholders elected the following Class 1 directors, each to serve until our Annual Meeting of Stockholders in 2025 or until their successors have been elected and qualified.

Director	For	Against	Abstain	Broker Non-Votes
Anita Ganti	23,989,261	93,255	1,458	—
Dr. Hau R. Lee	23,992,097	90,172	1,705	—
William H. Molloie, Jr.	23,466,801	615,935	1,238	—
Anthony Ngai	22,359,502	1,724,046	1,238	—
Katherine S. Ngai-Pesic	22,316,103	1,766,947	924	—
Iliya Pesic	23,991,421	91,876	677	—
Dr. Walden C. Rhines	23,546,776	536,073	1,125	—
Jodi Shelton	23,991,431	89,847	2,696	—
Dr. Babak A. Taheri	24,044,497	38,710	767	—

Proposal Two: Approval of the Amendment and Restatement of our Amended and Restated Certificate of Incorporation to Allow for Removal of Directors by Stockholders Without Cause. Our stockholders voted to approve the Amended and Restated Certificate.

For	Against	Abstain	Broker Non-Votes
24,057,623	15,386	10,965	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Silvaco Group, Inc. Amended and Restated Certificate of Incorporation
3.2	Amended and Restated Bylaws of Silvaco Group, Inc.
104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVACO GROUP, INC.

Date: May 28, 2025	By:	/s/ Babak A. Taheri
Dr. Babak A. Taheri
Chief Executive Officer